                                                                 EXHIBIT (5)(h)

           SULLIVAN & CROMWELL

     NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
     CABLE ADDRESS: LADYCOURT, NEW YORK                                   125 BROAD STREET, NEW YORK 10004-2498
FACSIMILE: (212) 558-3588 (125 BROAD STREET)                                           --------
       (212) 558-3792 (250 PARK AVENUE)                                  250 PARK AVENUE, NEW YORK 10177-0021
                                                                    1701 PENNSYLVANIA AVE., N.W., WASHINGTON, D.C. 20006-5805
                                                                      444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                               8, PLACE VENDOME, 75001 PARIS
                                                                  ST. OLAVE'S HOUSE, 9A IRONMONGER LANE, LONDON EC2V 8EY
                                                                             101 COLLINS STREET, MELBOURNE 3000
                                                                       2-1, MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO 100
                                                                           NINE QUEEN'S ROAD, CENTRAL, HONG KONG


                                                               December 12, 1995


BanPonce Corporation
  209 Munoz Rivera Avenue,
    Hato Rey, Puerto Rico 00918

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act"), of $125,000,000 principal amount of 6 3/4% Subordinated Notes due December 15, 2005 (the "Securities") of BanPonce Corporation, a Puerto Rico corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
          Upon the basis of such examination, we advise you that, in our opinion, the Securities constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

BanPonce Corporation                                                        -2-


          In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.
          The foregoing opinion is limited to the Federal laws of the United States, the laws of the Commonwealth of Puerto Rico and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Puerto Rico law, we have relied upon the opinion, dated December 12, 1995, of Brunilda Santos de Alvarez, Esq., Puerto Rico counsel to the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Brunilda Santos de Alvarez, Esq.
          Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, that the Securities conform to the specimen thereof examined by us, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the trustee's authorized officers, and that the

BanPonce Corporation                                                        -3-


signatures on all documents examined by us are genuine, assumptions that we have not independently verified.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (No. 33-61601) and to the references to us under the heading "Validity of Offered Securities" in the Prospectus and the heading "Validity of the Notes" in the Prospectus Supplement dated December 7, 1995. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Sullivan & Cromwell